Exhibit 10.1
Line of Credit Note Agreement between the Company and Donald W. Reeve dated December 1, 2014

LINE OF CREDIT NOTE AGREEMENT

Dated December 1, 2014

FOR VALUE RECEIVED, Infinite Group, Inc., a Delaware corporation whose address is 80 Office Park Way, Pittsford, NY 14534, ("Borrower") promises to pay to the order of Donald W. Reeve, an individual whose address is 7 Cross Meadow Lane, Pittsford, NY 14534 ("Lender"), the principal sum of up to Four Hundred Thousand Dollars ($400,000.00), or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender (“the “Note”). The Borrower and Lender hereunder create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to $400,000.00 from Lender; provided, however, that Lender must approve the use of proceeds at the time of each borrowing.

INTEREST AND PRINCIPAL: The unpaid principal of this line of credit shall bear simple interest at the annual rates as follows:

Line Amount Used by Borrower	Lifetime Index + Margin	Contract Annual Rate of Interest
$100,000 or more	Prime + 2.85%	6.10%
$50,000 to $99,999	Prime + 3.00%	6.25%
$25,000 to $49,999	Prime + 3.25%	6.50%
$5,000 to $24,999	Prime + 3.70%	6.95%
Current prime rate	3.25%

Principal and interest shall be repaid monthly using an amortization schedule for a 15 year fully amortizing loan.  The following table illustrates the monthly payment of principal and interest required using a principal balance outstanding of $100,000.

Monthly Payment	Annual Interest Rate	Number of Days in Period (Month)	Number of Periods (Months)	Principal Outstanding	Interest for Corresponding Period	Principal for Corresponding Period
$823.22	6.10%	28	180	$100,000	$467.95	$355.27
$833.09	6.10%	29	180	$100,000	$484.66	$348.43
$844.75	6.10%	30	180	$100,000	$518.08	$326.66
$855.62	6.10%	31	180	$100,000	$501.37	$354.25

Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances and payments of principal made hereunder and changes in the prime rate.  Interest on the unpaid balance of this Note shall accrue monthly.  Each payment shall be due to the Lender within ten calendar days from each month end.  Each monthly payment of principal and interest shall be adjusted based on the principal outstanding for the actual number of number of days in each period and applying the interest rate based on the prime rate and calculated as shown in the example table above.

The outstanding principal balance of this Note shall be due and payable on December 31, 2017.  Borrower shall have the right, at its option and without prior notice to Lender, and without penalty, to prepay all or any part of the outstanding principal amount and accrued interest of this Note at any time.

DEFAULT: The Borrower shall be in default of this Note on the occurrence of any of the following events:

(i)	failure of the Borrower to pay the principal amount of this Note together with accrued interest within twenty (20) business days following the Lender’s written notice of default and demand;

(ii)	the Borrower shall be dissolved or liquidated;

(iii)
the bankruptcy of Borrower or the filing by Borrower of a voluntary petition under any provision of the bankruptcy laws; the institution of bankruptcy proceedings in any form against Borrower which shall be consented to or permitted to remain undismissed or unstayed for ninety days; or the making by Borrower of an assignment for the benefit of creditors;

(iv)
the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned;

(v)	the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution; or

(vi)	the taking of any judgment against Borrower, which judgment is not paid in accordance with its terms, satisfied, discharged, stayed or bonded within ninety (90) days from the entry thereof.

No failure on the part of Lender to exercise, and no delay in exercising, any of the rights provided for herein, shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

Lender shall not, without the express prior written consent of Borrower, assign, sell, gift or otherwise transfer this Note to any third party, provided, however, that Lender may assign this Note to any person or entity that controls, is controlled by or is under common control with Lender with the prior consent of Borrower, which consent shall not be unreasonably withheld.

Borrower agrees to pay all costs and expenses incurred by Lender in enforcing this Note, including without limitation all reasonable attorney’s fees and expenses incurred by Lender.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable.  Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

INFORMATION FOR LENDER:  At the time of each borrowing request and prior to the origination of a borrowing, Borrower shall provide to Lender a report prepared by the Borrower for review and acceptance by Lender stating the use of proceeds for each borrowing request made under the terms and conditions of this Note.

AUTHORIZATION FOR BORROWINGS: Subject to the terms and conditions of this Note, Borrower is authorized to originate borrowings upon notification to Lender.  Such notification shall be in writing and signed by the President or the Chief Financial Officer of the Borrower and presented by first class mail, facsimile, e-mail with PDF attachment, or other written instructions.  Lender shall use his best efforts to make such funds available to Borrower without delay.

RECORDS:  Borrower shall maintain records in compliance with generally accepted accounting principles that provide sufficient details of each borrowing, payments of principal and interest, and computations of each monthly payment.  Upon Lender’s request, Borrower shall reconcile such records to those of Lender to assure each party is in agreement of the principal amount outstanding, principal paid, interest paid, and interest accrued under the terms of this Note.

IN WITNESS WHEREOF, Borrower and Lender have caused this Note to be executed and delivered as set forth above.

Infinite Group, Inc.

December 1, 2014	By:	/s/ James Villa
James Villa
President

December 1, 2014	By:	/s/ Donald W. Reeve
Donald W. Reeve